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GENERAL MOTORS COMPANY

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MAY 2017 Shareholder ENGAGEMENT

Overview Responsible Corporate Governance: Candidate Evaluation Process Assessment of Greenlight Proposal GM and its Board are on the Right Track Our Strategy and Record Performance Board Oversight

About GM Headquartered in Detroit, MI; Over 100 years of automotive experience 2016 Net Revenue: $166.4B; 2016 EBIT-Adj: $12.5B; 2016 Net income: $9.4B Meeting the needs of our customers through our 10 distinct brands in 140+ countries Delivered 10.0M retail1 sales and 6.2M wholesale2 units in 2016 Employees: 225K Manufacturing facilities: 170+ sites3 Expansive network: 19.5K dealers 1Sales to end customers and correlates with market share and global deliveries; wholesale volumes used for China JVs 2Sales to dealers/others and correlates with reported revenue 3Includes non-consolidated China JV facilities and Opel / Vauxhall sites

Our strategy and record performance

Establishing a leadership position in technology that is reshaping the automotive landscape Making tough, strategic decisions to position GM’s business for long-term outperformance through the cycle (e.g., announced sale of Opel/Vauxhall) Building out a profitable and strategically important GM Financial Strategy has resulted in GM delivering record financial performance for three consecutive years Dedicated to a disciplined capital allocation framework that is expected to return $25B in capital, including ~$7B expected in 2017E, and over 90% of adjusted automotive free cash flow to shareholders from 2012 to 2017E Maintaining strong, investment grade credit ratings to maximize financial flexibility, lower funding costs and deliver on GM Financial full captive strategy GM Is Successfully Transforming its Business

FocusedDisciplined Better GM is a Stronger Company Consistently Delivering Results Winning product and brand portfolio Strong and growing profit/margins in North America, China and at GM Financial Well positioned to perform through the cycle Capitalizing on advancements in technology Returning cash to shareholders Making tough decisions to exit or fix unprofitable markets/products

Delivering results today while preparing for the future Creating Shareholder Value Established track record of strong financial performance Driving cost efficiencies Compelling growth opportunities in adjacencies Disciplined capital allocation framework An industry leader in return on invested capital

GM expects to improve upon record-setting performance in 2017E GM Team Delivering Record Results 24% CAGR + 86% $B, except where noted 1 Revenue in 2013 and 2016 was $155.4B and $166.4B, respectively Note: Does not consider the potential future impact of adjustments or the effects of the Opel/Vauxhall related transactions described in our Form 8-K dated March 6, 2017 Refer to slides 60 to 62 for reconciliations of the non-GAAP measures to their closest comparable GAAP measure Record Q1 2017 Revenue +11% EBIT-Adj. +28% EPS-Adj. +35% $3.7 $6.9 $11.0 $14.3 $ - $5 $10 $15 2013 2016 Cash Flow Adj. auto free cash flow Automotive net cash provided by operating activities $3.8 $9.4 $8.6 $12.5 $ - $5 $10 $15 2013 2016 Earnings Net Income attributable to common stockholders EBIT - adjusted

Investing in our business and making tough trade-offs to drive 20+% ROIC-Adj. 1 Allocating capital to healthy and growing segments and markets to optimize profitability Directing Investment to Higher Return Opportunities; Exiting Markets Where There Is No Path To Acceptable Returns 1 ROIC-Adj. is based on trailing-four-quarters. Refer to slide 62 for reconciliations. 2 Represents core operating performance (i.e., adjusted for major recall campaigns) 2 Target ≥20% 20+% ROIC-Adj. Target Driving Capital Allocation Discipline

Return all available free cash flow to shareholders Reinvest in business to drive growth and 20+% ROIC-adj. $18B target cash1 Strong investment grade balance sheet GM Has a Disciplined, Transparent Capital Allocation Framework 1 Assumes completion of the Opel / Vauxhall sale 2 Based on total estimated dividends and repurchases of $7.2B and net income to common stockholders of $9.3B, based on mid-point of 2017E guidance ~$25B Expected to be Returned to Shareholders from 2012 to 2017E; Representing >90% of Adj. Automotive FCF Over Same Period >75% distribution ratio in 2017E2 New $5B Share Buyback Authorization Announced in 2017

Commitment to Return Significant Cash to Shareholders $B Expect to repurchase ~10% of market cap1 in 2017E, in addition to $2.2B of dividends GM expects to deliver $25 billion to shareholders from 2012-2017E, including $8.6 billion in dividends 1 Based on GM market cap of $52B as of May 1, 2017

Cost Efficiencies & Prudent Capital Deployment (U.S. Breakeven at ~10-11M Units vs 16M Units in 20071) Managing U.S. Dealer Inventories and Days Supply Appropriately Increasing Workforce Flexibility Profitable Growth (not chasing volume/share) Strong Investment-Grade Balance Sheet (single-A target credit rating) Making Strategic Investments in New Opportunities that Enhance Adjacencies (connectivity, electrification, autonomous, sharing) Proactively Managing the Cycle U.S. Breakeven at ~10-11 million units 1 Refers to General Motors Corporation as of 12/31/2007

Lead in Technology and Innovation >12 million connected vehicles Chevrolet Bolt 238 mile range Cruise Automation Lyft/Maven Connectivity Alternative Propulsion Autonomous Sharing

Industry Factors Impacting Valuation - GM Well-Positioned Issue Comments Cyclical Peak Limited future earnings growth expectations given point in cycle Current point in cycle viewed as peak GM: 2017 EPS-diluted-adj. of $6.00 to $6.50 Secular Headwinds / Industry Disruption Favorable impact on GM sales and profitability due to: Urban mobility Autonomous driving Technology Ability to Withstand a Downturn / Maximize Financial Flexibility Ability to perform through the cycle and maintain capital allocation priorities, including sustaining dividend GM: Significantly reduced breakeven point; expect to generate positive EBIT-adj. globally and N.A., continue investment and maintain dividend, even in a 25% U.S. downturn GM’s valuation today is constrained by industry factors, but GM is well-positioned to deliver results at or near all-time highs, lead in technology and services and perform through the cycle 2017E EV / EBITDAP Comparison1 1 As of April 28, 2017. Source: Wall Street Research As evidence, Ford, GM’s closest comparable, trades at a lower multiple than GM

Market is Recognizing GM’s Progress – Strong Relative TSR Total Shareholder Returns (%) 1 As of May 1, 2017 1 Year 1 Local currency returns as of May 1, 2017. Total Shareholder Return calculates return on stock prices adjusted for stock splits, cash dividends, rights offerings, and spin-offs. Peer Group TSR calculated as median of the constituent companies. 2 Includes GM Proxy peer set of Toyota Motor, Daimler, Ford, Honda, Volkswagen, BMW, Nissan, Renault, Hyundai, Suzuki, Fiat Chrysler (NYSE:FCAU where available, otherwise BIT:FCA), Tesla, Mazda and Kia. 2 3 Year 5 Year GM TSR #1 - Global Volume OEM in 2016 GM has delivered strong relative TSR versus global auto OEM peers 2016 TSR GM 7.5% Hyundai 0.8% VW (0.2)% FCA (0.6)% Nissan (4.1)% Toyota (4.9)% Renault (6.0)% Ford (7.9)% Honda (10.0)% Kia (23.2)%

Board oversight

The Board’s Role in Oversight of Strategic Development and Execution The Board is actively engaged in shaping and overseeing the Company’s strategy Every year, the Board holds a multi-day session devoted to reviewing and providing feedback on Management’s strategic objectives and initiatives Annual strategy session is supplemented by frequent updates and discussions of GM’s strategic plan and priorities throughout the year, and a milestone /scorecard tracking of the achievement of key strategic objectives The Board is Committed to Strong Governance Practices Designed to represent the views of shareholders in the boardroom and protect shareholder interests. We describe our corporate governance structures and practices in our proxy statement (see also slide 27) The Board has Overall Responsibility for Risk Oversight, with a Focus on the Most Significant Risks facing the Company The Board implements its oversight function through both collective action and delegation to Board Committees, particularly the Risk Committee The Board and the Risk Committee receive regular reports from Management, review the Company’s strategic plan vis-à-vis the most significant risks, and help prioritize risks and the actions needed to mitigate those risks Strong Board and Committee Oversight Strategic planning – strategic plan announced in late 2015 and widely endorsed Compliance – operating with integrity; building a culture of safety and putting the customer at the center of everything we do CEO succession planning – led by Independent Lead Director, Tim Solso Governance – Board open to feedback and input from investors (proxy access and Director-Shareholder Engagement Policy established)

Assessment of greenlight proposal

Summary of Greenlight’s Dividend Shares Proposal Common Stock Dividend Shares Capital Appreciation Shares Dividend is eliminated initially Entitled to GM’s earnings in excess of dividends on Dividend Shares No return of capital (no dividends or share repurchases) if dividends on Dividend Shares are not current Full voting rights Board representation Would continue to trade publicly 1.5B shares 1.5B shares 1.5B shares Current $1.52 Dividend Receive current dividend only (fixed, deferrable, perpetual) Missed dividends accumulate until paid in full No return of capital (no dividends or share repurchases) on Capital Appreciation Shares unless dividends on Dividend Shares are paid in full No liquidation preference Cannot force default 1/10th a vote per share in all matters except change of control, where would vote as a separate class One Board with fiduciary duties to both classes Would trade publicly “There is no perfect precedent for the Dividend Shares.” Greenlight Capital, October 5, 2016 Remaining Earnings

Greenlight’s Dividend Shares Proposal Carries Significant Risks Fundamental Factors Driving GM Valuation No impact GM Investment Grade Credit Rating Downgrade to sub-investment grade Market Demand and Liquidity Unknown and uncertain Valuation Impact Speculative and unproven Governance Material conflicts Highly speculative and unproven value-creation hypothesis needs to be weighed against significant risks and other important considerations 1 2 3 5 4

No Impact on Fundamental Factors Driving GM’s Valuation 1 Addressed by Dividend Shares Proposal? Cyclical Peak NO Secular Headwinds / Industry Disruption NO Ability to Withstand a Downturn / Maximize Financial Flexibility NO Valuation issues are sector-wide, not GM-specific Dividend Shares will not help GM sell more cars, drive higher profitability, or generate greater cash flow

Consulted with principal rating agencies, in addition to several external advisors We believe that Dividend Shares would result in loss of GM’s investment grade credit rating Critical factors affecting our credit assessment: Signals aggressive shift in financial policy during period of industry transformation Loss of financial flexibility, especially in cyclical downturn Creation of separate security with cumulative1 dividend viewed as fixed obligation Dividend Shares would likely be viewed as hybrid instruments with a partial debt component, leading to significant erosion of quantitative credit metrics Inherent governance conflicts drive concerns about aggressive operational and financial strategies Dividend Shares Would Downgrade GM to Sub-Investment Grade We believe structurally solidifying the common dividend has significant negative credit rating consequences, despite Greenlight’s views to the contrary 2 1 Under Greenlight’s proposal, no dividends or share repurchases are permitted on Capital Appreciation Shares until all declared dividends on Dividend Shares since time of initial issuance have been made current

# 2 Significant Negative Impact of Move to Sub-Investment Grade

### GM and GMF access to debt capital markets

- GM/GMF debt stack (~$80B total debt, ~$40B bonds outstanding) would be among largest in high yield, and close to maximum sustainable unsecured debt quantum for a high yield issuer
- Impact magnified during market softening; non-investment grade companies may not have market access for extended periods

### GMF captive strategy

- Largest high-yield unsecured issuers in financial sector raise $3-5B annually; far below GMF's $10B+ target
- Downgrade to sub-investment grade would impact unsecured cost of funding by ~100 bps
- **Constraints on growth strategy could reduce annual EBT by ~$1B**
- **Existing $40B of unsecured debt will bear ~$400M of additional annual funding cost in the future**

### GM profitability

- Limits lease / sub-prime (~40% of business) capacity in times of market stress
- Reduced loyalty (~100k in incremental volume annually)
- **Up to $1B of AutoCo profitability at risk**

### Reduction in available liquidity

- Access to revolver (current capacity of $14.5B) would be materially reduced with a sub-investment grade rating
- **Requires holding ~$5-10B in additional cash**

**Strong investment grade balance sheet essential component of GM strategy, protecting shareholder value and capital allocation framework**

GENERAL MOTORS

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## 3 There Is No Established Market for Dividend Shares

| | Unsecured Debt | Convertible Debt | Preferred Stock | Greenlight Dividend Shares | Common Stock | |
|---|---|---|---|---|---|---|
| | | | | | Dividend | No Dividend |
| Earnings Upside Participation | ✗ | ✓ | ✗ | ✗ | ✓ | ✓ |
| Downside Protection (Liquidation Preference) | ✓ | ✓ | ✓ | ✗ | ✗ | ✗ |
| Fixed Obligation | ✓ | ✓ | ✓ | ✓ | ✗ | ✗ |
| Rating Agency Debt Treatment (Partial or Full) | ✓ | ✓ | ✓ | ✓ | ✗ | ✗ |
| % of S&P 500 | 93% | 11% | 2%[1] | 0% | 74% | 26% |
| Market Depth[2] | ~$8.0T | ~$180B | ~$250B | $0 | ←~$26.0T→ | |

**Unknown market for Dividend Shares given lack of upside participation and limited downside protection**

[1] Excludes financial services companies and REITs with preferred stock
[2] Market depth defined as estimated total US face value of security outstanding as of March 2017

GENERAL MOTORS
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Uncertain Demand for Unconventional New Securities Lack of natural investor base for either Capital Appreciation Shares or Dividend Shares 3 Proposed Security Investor Type Key Factors Limiting Investor Demand Dividend Shares Equity Investors Lack of upside participation in GM’s future earnings performance Any potential retail demand unlikely to offset lack of institutional demand Fixed Income Investors Equity identification code No liquidation preference Likely not rated by ratings agencies Capital Appreciation Shares Equity Investors Investor concerns around auto cycle and industry headwinds not aligned with growth investor profile Elimination of dividend will impact pricing and reduce demand from income oriented investors

# 4 Greenlight's Perspective on Value Creation Is Speculative

| Greenlight's Hypothesis | | |
|---|---|---|
| *Justification for expanded P/E: "Just the inverse of the yield"* *-Greenlight Capital, March 22, 2017* | **Distribute unprecedented amount of Dividend Shares, assumed to trade at 11.1x – 14.3x P/E (7 – 9% Yield)** | **$25 - $33B** $17 - $22 / share |
| + | **Eliminate dividend on Capital Appreciation Shares + hold current multiple of 5.6x P/E or expands to 8.0x** | **$39 - $57B** $26 - $38 / share |
| = | **Implied GM equity value** | **$64 - $89B** $43 - $60 / share |
| | **Value creation through financial engineering:** | **+$13 - $38B** $9 - $25 / share |

## Key Issues

- ✘ No change in GM's intrinsic value
- ✘ Predicated on significant P/E multiple and EV/EBITDAP multiple expansion despite no change in cash flows or business model
- ✘ Capital Appreciation Shares multiple holds (or expands) despite elimination of dividend entirely
- ✘ Distribution of $25B - $33B in unprecedented security that has no established market depth or liquidity
- ✘ Dividend Shares yield expected to be 11%+

**Greenlight's value creation math assumes substantial multiple expansion, despite no change to GM's financial performance**

Assumes market value as of April 26, 2017, EPS-diluted-adj. of $6.25, $1.52 common dividend per share and 1.5B common shares outstanding

GENERAL MOTORS

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Dividend Shares Create Material Governance Conflicts and Deviate From One-Share/One-Vote Model The interests of holders of Capital Appreciation Shares and Dividend Shares would be at odds The Board and Management, owing fiduciary duties to holders of both classes, would find itself conflicted on decisions where the interests of the two classes were at odds Implementation of Greenlight’s proposal would result in significant governance complexities, including conflicts of interest in serving the shareholders of two classes Dividend Shares would also have a class vote on a change of control, effectively giving the holders of Dividend Shares a veto on any potential sale of the Company when their interests are not likely to be aligned Deviation from one-share/ one-vote model is not ideal governance and introduces unnecessary complexity Conflicting Perspectives Potential Corporate Action Capital Appreciation Shares Dividend Shares Investment in Growth FOR AGAINST Initiate Dividend on Capital Appreciation Shares FOR AGAINST Increase Share Repurchases on Capital Appreciation Shares FOR AGAINST Increase Cash Held on Balance Sheet AGAINST FOR 5

GM Conducted an Exhaustive Review of Greenlight’s Proposal Evaluated Greenlight proposal over 8-month period, with active participation of GM CEO, CFO and Board of Directors Engaged services of two leading investment banking firms, with third independent bank consulted for additional views on “blind” basis Advisors provided objective and market-based review of Greenlight proposal and multiple alternatives, including preferred stock and dual-class of common Advisors reviewed GM’s capital allocation framework holistically Advisors’ engagement terms not outcome-dependent, highlighting Company’s desire for objectivity GM had 15 direct interactions with Greenlight, pursuant to which the proposal was evaluated in increasing detail Numerous teleconference and in-person meetings with CFO as well as teleconference meetings with CEO Greenlight met with a majority of the members of GM’s Board Greenlight declined offer from GM for additional advisor-to-advisor discussions following proposal submission on February 6, 2017 GM and its advisors undertook an objective and thorough review of Greenlight’s proposal

GM Presented Greenlight’s Idea to the Rating Agencies Fully and Fairly Rating agencies have a thorough and complete understanding of Greenlight’s proposal, and their views are unchanged and consistent No-Names Discussions (November 2016) GM advisors discussed potential impact on industrial investment grade issuer with two agencies Provided illustrative impact of transaction proposed by Greenlight on net income / EPS, cash flow and balance sheet Stress tested structural alternatives to try to achieve maximum equity treatment Named Discussions (February 2017) Discussed three potential structures on a formal, named basis: (1) preferred stock, (2) dual-class of common (current Greenlight idea) and (3) dual-class of common with alternative features (upside participation and full voting rights) Provided each agency the specific summary of terms for each structure that Greenlight shared with GM Where specifically requested, provided a standard form term sheet representing the terms Greenlight provided to GM Since Greenlight Public Disclosure Agencies have had the benefit of Greenlight public presentation, exact terms Greenlight provided to GM, as well as Greenlight’s proxy materials Greenlight has also met with two of the rating agencies to make its case directly since making its proposal public Despite that, the rating agencies’ views have not changed since their initial public statements, which were issued after Greenlight filed its public presentation

Rating Agency Response to Greenlight Assertions Greenlight Assertion Rating Agency View * No meaningful change to the balance sheet “The transaction would represent a recapitalization of GM’s equity, resulting in a more complex capital structure.” Moody’s Issuer In-Depth Report, 3/30/17 No change in financial, dividend or share repurchase policy… “…if adopted, would represent a significant departure from the company’s current financial strategy. This well-defined and publicly-communicated strategy was an important element in the recent upgrade of GM’s ratings.” Moody’s Issuer In-Depth Report, 3/30/17 No new financial commitment… “Factors that contribute to this reduced flexibility include…the expectation that, during times of stress, GM would sustain this dividend for a longer period than would be the case for its existing common dividend…the perpetual and cumulative nature of the payment removes an important financial lever available to the company.” Moody’s Issuer In-Depth Report, 3/30/17 “In our view, GM will be unable to reduce or eliminate the dividend (on the proposed dividend shares) without creating a liability to pay accrued dividends in the future before any dividends are paid on the proposed capital appreciation shares.” S&P Press Release, 3/28/17 No change in credit metrics… “If GM were to create a dual-class common stock structure, as proposed by Greenlight Capital, we could consider the offering to be a hybrid issuance – which we treat as debt when calculating our ratios – after we review the complete terms and conditions of the proposed securities.” S&P Press Release, 3/28/17 No change to commitment to running an investment grade balance sheet… The resulting complex capital structure…may not be consistent with the characteristics expected for a company at GM’s current rating level.” Moody’s Issuer In-Depth Report, 3/30/17 “Management’s commitments to maintain GM’s credit quality and ensure that it has sufficient financial flexibility to weather an industry downturn have been key factors supporting our ratings on the company. Now, however, the potential reduction of the company’s financial wherewithal and the resulting deterioration in the fundamental measures of its credit quality are the overriding factors that could lead us to downgrade it.” S&P Press Release, 3/28/17 *Permission to use quotes neither sought nor obtained.

Greenlight’s Baseless Claims Regarding GM’s Changes to the Term Sheet From the start, GM has represented Greenlight’s proposal fully and fairly to the rating agencies The Dividend Shares term sheet that Greenlight originally provided GM was not in standard form and was incomplete In its named discussions with the rating agencies, GM provided a summary of the terms of the proposal and, when specifically requested, a standard form term sheet which was based on Greenlight’s original term sheet (see annotated term sheet at: https://www.gmproxy.com) Appropriately, GM and its advisors populated missing items with reasonable assumptions and standardized legal provisions (which were not material in nature) One clarification GM made related to the treatment of dividends in arrears in liquidation (on which Greenlight’s term sheet was silent) – GM assumed that any unpaid dividends would have preferential treatment in liquidation, entirely consistent with prior discussions with Greenlight Upon subsequently learning Greenlight did not envisage this treatment, GM promptly clarified this with the agencies, who responded that there was no change in their views In the spirit of full transparency, GM fully informed Greenlight about this change to the term sheet and the subsequent dialogue with the rating agencies on the matter Importantly, the rating agencies currently have full and complete information regarding Greenlight’s proposal – including the exact terms Greenlight provided to GM and the detailed descriptions in Greenlight’s public disclosure – and their position remains unchanged on Greenlight’s proposal and its negative impact on GM's credit profile

Greenlight Consistently Characterized Security as Cumulative Greenlight has consistently characterized Dividend Shares as cumulative, however, now appears to be contradicting this, despite the fact that capital cannot be returned to holders of Capital Appreciation Shares until unpaid dividends on Dividend Shares have been paid Greenlight Capital Presentation – September 15, 2016 Greenlight Capital Preliminary Proxy Filing – April 12, 2017 Greenlight Capital Summary of Terms for Dividend Shares – January 30, 2017 David Einhorn to Business Insider – April 12, 2017 Greenlight Capital Presentation– October 31, 2016

Dividend Shares Align with Accepted Definitions of “Cumulative” A cumulative dividend, by standard definition, is a dividend that cumulates if not paid, and must be repaid in arrears before any dividends are paid or share repurchases are made on common shares This is completely consistent with all Greenlight communications to GM regarding the Dividend Shares, including through a specific term sheet provided by them True regardless of whether the Board has declared the dividend or if the dividend appears as a balance sheet liability Greenlight confirmed this feature in its May 10 presentation: “There is no obligation to “catch up” dividend payments to the Dividend Shares unless the Board wants to repurchase Capital Appreciation Shares or issue dividends to them” Greenlight, surprisingly, seems to believe that the dividend cumulates, but is not cumulative The ongoing accumulation of the Dividend Share dividends, preventing dividends and share repurchases on the Capital Appreciation Shares, not their treatment in liquidation or on the balance sheet, is the most relevant to the impact on financial flexibility and ratings concerns we and the rating agencies have A truly non-cumulative dividend would not provide the ‘respect’ for the dividend Greenlight seeks - it could be suspended at any point with no consequence Dividend Shares would have no participation in GM’s upside and only be entitled to a dividend that could be suspended at any time This would also exacerbate the governance challenges associated with the proposal - suspending the dividend would create a direct transfer of value from the holders of Dividend Shares to the holders of Capital Appreciation Shares Greenlight’s description of the Dividend Shares is aligned with the market’s generally accepted definition of a “cumulative” security

Sell-Side Analysts Support GM’s Perspective on Greenlight’s Proposal GM’s Perspective Analyst Reaction* We believe the fundamental factors driving GM’s valuation are NOT addressed by Greenlight’s proposed financial engineering. “The structure creates no intrinsic value, rather it tries to solve GM's ‘valuation conundrum’.” (Joseph Spak, RBC Capital Markets) “We are cautious on prospects for creating value at GM through financial engineering. Ultimately, to achieve valuation upside GM needs to build an earnings/cash flow story that investors view as sustainable. We believe that GM is taking aggressive steps in this regard. But this is a multi-year endeavor.” (Rod Lache, Deutsche Bank) “Of the 61 investor responses to our survey from this morning, the vast majority (87%) do not believe that Greenlight's structure would result in material value unlock at GM. In addition, investors in general believe that the two classes of shares would have traded at lower multiples than those presented by Greenlight.” (George Galliers, Evercore ISI) We believe eliminating the dividend on GM’s existing common stock and issuing new Dividend Shares would lead to significant selling pressure, including concern and confusion among our investors, depressing our share price. "A seeming premise of Greenlight’s proposal is the creation of Dividend Shares would signify an incremental commitment to the dividend, but it is hard to see how an incremental commitment to the dividend would not carry rating agency implications. Conversely, if the argument is there should not be rating agency implications because the dividend could be cut at any time (similar to the current manner), then that would seem to undermine the idea there is an incremental commitment to the dividend." (Ryan Brinkman, J.P. Morgan) “[W]e can only conclude that without dividend support, the P/E multiple on the Capital Appreciation Shares would be lower and we are not convinced the valuation on the Dividend Shares would be as high as Greenlight is suggesting, as it is representative of earnings/FCF of a cyclical business that could be vulnerable in the event of a meaningful downturn in vehicle demand.” (Joseph Amaturo, Buckingham Research Group) We believe that implementation of the proposed dual-class structure would lead to the loss of GM’s investment-grade credit rating. “[I]n our view the proposal is a non-starter because the rating agencies have indicated that the “dividend” shares would be treated as debt for credit metric purposes and GM would lose their investment grade rating.” (Joseph Spak, RBC Capital Markets) “As GM countered in their own March 28 presentation, Greenlight’s proposal does not necessarily solve the valuation discount that GM’s shares have received, and could put GM’s investment grade credit rating at risk. In fact, the ratings agencies have noted that they would view this action negatively if it were to go through, which could potentially raise the cost of capital for GM and GM Financial.” (John Murphy, BAML) “While we’re still digesting the proposal, we do think the rating agencies’ initial response (i.e. raising the risk of sub investment grade) would pose a serious issue for any company at this stage of the U.S. auto cycle.” (Itay Michaeli, Citi) *Permission to use quotes neither sought nor obtained.

Greenlight Proposal is Not in the Best Interests of Shareholders We believe the fundamental factors driving GM’s valuation are NOT addressed by Greenlight’s proposed experiment in financial engineering We believe the implementation of the proposed dual-class structure would lead to the loss of GM’s investment-grade credit rating, which would have far-reaching consequences, including significantly impacting GM’s access to capital, financial flexibility, overall cost of capital and enterprise risk We believe eliminating the dividend on GM’s existing common stock and issuing new Dividend Shares would lead to significant selling pressure, including concern and confusion among our investors, depressing the share price of the existing so called “Capital Appreciation Shares” We believe distributing a large volume of an unprecedented security like the Dividend Shares, which have no established market depth or liquidity, also would likely lead to selling pressure on these shares We believe the proposed dual-class structure would also create complex governance conflicts given the different fundamental objectives of the two classes of stock, as well as the deviation from our current one-share/ one-vote model We Believe Greenlight’s Idea Puts GM’s Performance—and Shareholders’ Investment—At Risk

Responsible Corporate Governance: candidate evaluation process

The selection of qualified Board candidates is fundamental to the successful oversight of GM’s strategy during this period of change and challenge The Governance and Corporate Responsibility Committee (“GCRC”) of the Board is responsible for evaluating candidates and for making recommendations to the Board The GCRC seeks candidates who possess the skills, experience and expertise to drive value as the Company evaluates and executes its strategic initiatives The GCRC uses a detailed skills matrix to assess the particular experience, qualifications, and attributes of current Board members and candidates that would complement or expand that of the current directors, and enhance the diversity and effectiveness of our Board Key criteria includes: experience in leadership, financial expertise, risk management experience, understanding of technology and innovation, and knowledge of global government relations, among others Director candidates must be open-minded and able to contribute significantly to the Board’s discussion and decision-making on the broad array of complex issues facing GM Greenlight’s nominees were nominated by Greenlight because they support Greenlight’s proposal Evaluation of Greenlight’s Candidates GM evaluated Greenlight’s nominees in accordance with the Board’s well-defined process for selection of director candidates

# GM's Board Has the Right Skills to Drive Shareholder Value; Greenlight Nominees Not Additive

## Independent Leadership and Oversight

- ✓ 9 of 11 directors are independent
- ✓ Strong Independent Lead Director with clearly delineated duties
- ✓ 3 new independent directors over last 2 years
- ✓ Annual election of all directors
- ✓ Average tenure of <5 years vs S&P Average of 8.4
- ✓ Adopted proxy access in 2016
- ✓ Majority voting with director resignation policy (except in the case of contested elections)
- ✓ "Overboarding" limits
- ✓ Regularly held executive sessions
- ✓ Director-Shareholder Engagement Policy

## Complementary Mix of Skills

| | Industry | Finance & Accounting | Manufacturing | Management / Leadership | Public Co. Directorships | Technology |
|---|---|---|---|---|---|---|
| M. Barra (Chr./CEO) | ✓ | | ✓ | ✓ | ✓ | ✓ |
| T. Solso (Lead Dir.) | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ |
| J. Ashton | ✓ | | ✓ | ✓ | | |
| L. Gooden | | ✓ | ✓ | ✓ | ✓ | ✓ |
| J. Jimenez | | ✓ | ✓ | ✓ | ✓ | |
| J. Mendillo | | ✓ | | ✓ | ✓ | |
| M. Mullen | | ✓ | | ✓ | ✓ | ✓ |
| J. Mulva | | ✓ | ✓ | ✓ | ✓ | |
| P. Russo | | ✓ | ✓ | ✓ | ✓ | ✓ |
| T. Schoewe | | ✓ | ✓ | ✓ | ✓ | ✓ |
| C. Stephenson | | | | ✓ | ✓ | ✓ |
| **Greenlight Nominees** | | | | | | |
| L. Hindery | | ✓ | | ✓ | | ✓ |
| W. Thorndike | | ✓ | | ✓ | ✓ | |
| V. Sethi | | ✓ | | | | |

**GM's Board, on the recommendation of its GCRC, determined not to recommend any of Greenlight's candidates after it objectively considered all relevant factors under the established Board nomination process**

38

In our view, a vote for any of the Greenlight candidates would represent an endorsement of Greenlight’s high-risk proposal to the detriment of the interests of our shareholders GM’s Candidates vs. Greenlight’s Candidates After a formal review of Greenlight’s candidates, the Board’s Governance and Corporate Responsibility Committee concluded that Greenlight’s candidates do not have the depth or breadth of relevant experience, at the same level of complexity, that our directors possess Greenlight’s candidates would not bring individual skills or expertise that would enhance the effectiveness of the Board as a whole Greenlight is urging the election of its candidates specifically to support what we view as a high-risk proposal to create a dual-class share structure that would eliminate the dividend on existing common stock and transfer it to a new, unprecedented security that Greenlight refers to as “Dividend Shares” Greenlight’s Dividend Share proposal has the potential to disrupt our progress and undermine our performance

# GM Directors are Better Positioned to Drive Shareholder Value

| Finance, Investment, and Capital Markets Experience | **None of the Greenlight candidates can match the depth and breadth of experience of GM's Board nominees or the capabilities our nominees already have – including in finance, investment and capital markets – at a higher level of complexity and accomplishment** |
|---|---|

**Experience**

| Greenlight's Director Nominees | GM's Directors |
|---|---|
| **Leo Hindery, Jr.**<br>— Background solely focused in media with no relevant technology or automotive industry experience<br>— Experience largely focused on operations, not finance or capital markets<br>**Vinit Sethi**<br>— No experience as an executive or running a business; background solely focused in financial services<br>— No meaningful public company board experience<br>— Greenlight employee for ~19 years<br>**William N. Thorndike, Jr.**<br>— No experience as an executive or running a business; background solely focused on financial services<br>— Became director of Consol Energy at the same time Greenlight became large shareholder of Consol | **Jane L. Mendillo**<br>— As President and CEO of Harvard Management Company ("HMC"), successfully managed through the financial crisis and reestablished a world-class investment platform to support Harvard's educational goals<br>— Upon retirement in 2014, HMC had generated 1-year and 5-year annualized returns of 15% and 12% respectively, both ahead of their benchmarks[1]<br>**Admiral Michael G. Mullen**<br>— Extensive senior leadership experience gained over 43-year career in the U.S. military, culminating as Chairman of the Joint Chiefs of Staff<br>— Deep experience leading change in complex organizations, strategic planning, budget policy, risk and crisis management, executive development and succession planning, and technical innovation<br>**Carol M. Stephenson**<br>— Diverse perspectives and senior leadership experience acquired during a 30 year career in telecom and technology industries and 10 years as Dean of Ivey Business School, one of Canada's premier institutions<br>— As CEO of Lucent Canada, Lucent's market share tripled in Canada despite an industry downtown during her tenure |

**GM's Board Has the Right Skills to Lead the Company**
**Greenlight Nominees Will Continue Unproductive Pursuit of Flawed Dual Class Proposal**

Source: Bloomberg, Public filings. [1] Per Harvard Management Company 2014 Annual Report.

40

General Motors World-Class Board of Directors (1 / 5) Chief Executive Officer (since 2014) In-depth knowledge of the Company and the global automotive industry Extensive leadership, strategic planning, operating and business experience and a deep understanding of the Company’s strengths, weaknesses, risks and challenges Deep understanding of GM’s corporate culture and strategic direction Ability to focus the Board’s oversight and drive the most efficient execution of GM’s strategic plan and vision for the future Demonstrated leadership and management skills coupled with strong engineering background and extensive experience in global product development Previous leadership experience in purchasing and supply chain, human resources and manufacturing engineering Valuable knowledge of governance matters facing large public companies Mary T. Barra Chairman / CEO Director since 2014 / Chairman since 2016 Former Non-Executive Chairman of GM’s Board from (2014 to 2016) Experience and insight into the complexities of managing a major global organization, including the importance of vehicle and workplace safety Background leading a company through strong financial performance and shareholder returns, international growth and business restructuring Past leadership in emissions reduction technology and related environmental activities, corporate responsibility, diversity and human rights issues Extensive experience in manufacturing and engineering of diesel engines and compliance with challenging emissions laws and regulations Ability to contribute significantly to Board deliberations regarding GM’s global product development strategies Valuable insight into advancing the business priorities of operations in South America based on previous experience in serving as U.S. Chairman of the U.S.-Brazil CEO Forum Deep understanding of global markets and business operations and corporate responsibility and experience as a lead director of other large, global public companies, particularly in the areas of finance, accounting and corporate governance Theodore M. Solso Independent Lead Director Director since 2012 / Independent Lead Director since 2016

General Motors World-Class Board of Directors (2 / 5) Retired President & Chief Executive Officer, Harvard Management Company (since 2014) Strong senior leadership and risk management experience, as well as capital markets expertise, brings a unique financial and shareholder perspective from her over 30 years managing globally diverse portfolios in the endowment and investment management field Currently serves as a director and member of the audit committee of Lazard, one of the world’s leading global financial advisory and asset management firms, and member of the board of advisors of The Baupost Group, a leading hedge fund manager with $27bn under management As President and CEO of Harvard Management Company (“HMC”), the world’s largest university endowment with approximately $36bn under management, successfully managed through the financial crisis, significantly repositioned the endowment, and reestablished a world-class investment platform to support Harvard’s future educational and research goals Related background having established an investment office and delivered substantial growth through a period of rapidly changing market conditions, as the Chief Investment Officer of Wellesley College Deep and innovative institutional experience in investments in public and private companies, including leading pioneering investments in private timberland for Harvard, crisis management, coverage of the steel and insurance industries among others as an equities analyst and strengthening HMC’s commitment to sustainable investment by signing on to the United Nations-supported Principles for Responsible Investment (PRI), the first university endowment in the United States to join the organization Served as chair of Partners Healthcare Investment Committee overseeing $10bn in assets and on the Yale University Investment Committee, which oversees the investment of the Yale endowment Significant contributions to the Board’s oversight of GM’s strategic initiatives and as Member of the Audit Committee, particularly the evaluation of GM’s disciplined capital allocation framework and its financial policies and transactions and varied financial and risk management issues Jane L. Mendillo Director Director since 2016

General Motors World-Class Board of Directors (3 / 5) 17th Chairman of the Joint Chiefs of Staff from 2007 unit his retirement in 2011 Extensive senior leadership experience gained over 43-year career in the U.S. military, culminating in appointment and Senate confirmation as Chairman of the Joint Chiefs of Staff -- highest ranking military officer under two U.S. Presidents Four Four-Star assignments in the U.S. Navy, including: Chief of Naval Operations (2005-2007), equivalent of the Navy’s chief executive officer (320,000 personnel) Vice Chief of Naval Operations (2003-04), equivalent of the Navy’s chief operating officer Deputy Chief of Naval Operations (2001-03), equivalent of the Navy’s chief financial officer ($115 billion annual budget) Led U.S. armed forces during a critical period of transition, including overseeing two active war zones and rapid development and deployment of innovative technologies and new methodologies for effective 21st century military solutions Deep experience leading change in complex organizations, strategic planning, budget policy, risk and crisis management, executive development and succession planning, diversity implementation, cybersecurity and technical innovation Significant contributions to our Board as Chairman of the Risk Committee and Member of the Audit Committee and proactive strategic counsel regarding geopolitical risks and opportunities, succession planning, diversity, accountability, crisis management, public policy, safety culture, cybersecurity, and autonomous vehicles, all of which are important to the oversight of GM’s strategic initiatives in a period of rapid change Additional experience as a director of another large public company and in overseeing all of its highly sensitive security management requirements Admiral Michael G. Mullen Director Director since 2013

General Motors World-Class Board of Directors (4 / 5) Retired Dean, Ivey Business School, The University of Western Ontario (since 2013) Diverse perspectives and senior leadership experience acquired during a 30 year career in telecommunications and technology industry and 10 years as Dean of Ivey Business School, one of Canada's premier business schools Expertise in key areas related to GM's ongoing transformation, including marketing, operations, strategic planning, technology development and financial management As CEO of Lucent Canada, Lucent’s market share tripled in Canada despite an industry downturn during tenure Experience on the boards of several top Canadian companies provides our Board with a broad perspective and deep insight on matters affecting the business interests of GM and GM Canada, as well as current geopolitical challenges related to North American trade Provides valuable perspective and insight on matters that affect GM and GM Canada’s bottom-line Served from 2005 to 2009 on the GM of Canada Advisory Board, which provides advice and counsel on matters affecting the business interests of both GM and GM of Canada and serves to promote a better understanding within Canada of their needs and role in the economy Canada continues to be a significant market for GM. For 2016, total sales in Canada represented approximately 7% of North American sales Canada increasingly significant with respect to technology, in light of GM facility in Kitchener/Waterloo and its importance relative to potential changes from NAFTA Experience serving on the compensation and governance committees of other public companies contributes to ongoing enhancement of policies and practices, including program of direct director engagement with shareholders, which she helped to initiate Carol Stephenson Director Director since 2009

General Motors World-Class Board of Directors (5 / 5) Retired Chairman & Chief Executive Officer, ConocoPhillips (since 2012) Thirty-nine years of experience in the energy industry, first at Phillips Petroleum Company and then ConocoPhillips Domestic and international senior management experience, overseeing mergers and acquisitions, business restructurings and negotiated joint ventures, and strategically repositioning ConocoPhillips to compete in an increasingly challenging and highly competitive industry Global strategic manufacturing expertise and keen risk and safety management experience, enabling him to make a significant contribution to Board deliberations in these and other important areas Additional in-depth background in finance and his experience as a director of other large, global public companies James J. Mulva Director Director since 2012 Retired Vice President, United Auto Workers (since 2014) Experience in organizing campaigns and contract negotiations with major manufacturing and technology companies in a variety of industries, during his career with the UAW Deep understanding of how labor strategy can affect a company’s financial success Expertise in areas such as manufacturing processes, pension and health care costs, government relations, employee engagement and training and plant safety Nomination to the GM Board designated by the VEBA Trust Joseph J. Ashton Director Director since 2014 Chairman, Hewlett Packard Enterprise Company (since November 2015) Demonstrated leadership and proven business acumen, as the CEO of highly technical, global, complex companies Experience with a wide range of issues, including mergers and acquisitions, technology disruptions and business restructuring, as she led Lucent’s recovery through a severe industry downturn and later a merger with Alcatel Valuable experience in connection with a highly complex business restructuring transaction, as leader of the Hewlett-Packard Company board of directors in connection with its split into two public companies Patricia F. Russo Director Director since 2009 Retired Executive Vice President, Information Systems & Global Solutions, Lockheed Martin Corporation (since 2013) Strong leadership capability demonstrated through her various senior leadership positions at Lockheed, including experience in business restructuring, finance and risk management Significant operations and strategic planning expertise and an extensive background in information technology (“IT”) and cybersecurity Valuable perspective to Board deliberations regarding GM’s IT function and various technology systems and processes Linda R. Gooden Director Director since 2015 Retired Executive Vice President & Chief Financial Officer, Wal-Mart Stores, Inc. (since 2011) Extensive financial expertise, corporate leadership and operational experience through positions held as chief financial officer of large multinational, consumer-facing companies Demonstrated leadership in corporate finance offering key skills, including financial reporting, accounting and control, business planning and analysis and risk management Experience with large-scale, transformational information technology implementations at Wal-Mart and Black & Decker Corporation, which provide valuable insight to our IT organization Thomas M. Schoewe Director Director since 2009 Chief Executive Officer, Novartis AG (since 2010) Significant international and operational leadership, strategic planning and business and finance experience Long track record in consumer businesses, which enables him to bring a consumer orientation and valuable insight to Board deliberations regarding our strategy to enhance the customer experience and earn customers for life Business restructuring expertise and past experience executing significant business transformations and innovations Joseph Jimenez Director Director since 2015

GM and its Board are on the Right track

Growing the core business Making tough, strategic decisions to position GM’s business for long-term outperformance through the cycle (e.g., announced sale of Opel/Vauxhall) Building out a profitable and strategically important GM Financial Delivering record financial performance for three consecutive years Following a disciplined capital allocation framework that will have returned $25B in capital, including ~$7B expected in 2017E, and over 90% of adjusted automotive free cash flow to shareholders from 2012 through 2017E Maintaining strong, investment grade credit ratings to maximize financial flexibility, lower funding costs and deliver on GM Financial full captive strategy Establishing a leadership position in technology and mobility solutions that are reshaping the automotive landscape GM and its Board are On the Right Track “We believe the Company’s business prospects are good, its operations are well managed….” – Greenlight Capital, February 6, 2017

GM, its Board and management team are on the right track and executing a well-articulated and transformational strategic plan Greenlight’s proposal doesn’t make sense for GM or its shareholders – it would not add value and it carries significant risks Electing any of Greenlight’s nominees, who were nominated only as a means of advancing Greenlight’s proposal, would not be additive to the skills and experience needed to continue effective Board oversight of GM’s strategies, operations and risks The existing Board and management team are best positioned to take the actions needed to continue to transform GM Summary of Our Views GM has the right Board and right management team in place to continue building a track record of success and strong financial performance additional materials GM overview

# Winning Product & Brand Portfolio

## Quality

- Buick - 2016 Consumers Reports' Top 3 in Reliability
- J.D. Power: 2016 Vehicle Dependability (8 segments winners)
- J.D. Power: 2016 Initial Quality (7 segments winners)
- J.D. Power: 2016 APEAL Study (6 segments winners)

## Chevrolet

- Camaro – 2016 Motor Trend Car of the Year
- Colorado Diesel – 2016 Motor Trend Truck of the Year
- Bolt EV – 2017 Motor Trend Car of the Year
- Bolt EV – 2017 North American Car of the Year
- Bolt EV – 2016 Green Car Journal's Car of the Year

## Opel

- Astra – 2016 Geneva Motor Show European Car of the Year

## Cadillac

- CT6 – 2016 Digital Trends Luxury Car of the Year
- CTS – 2016 Car and Driver 10Best

## GMC

- 2016 Kelley Blue Book Most Refined Brand
- Sierra Denali 1500 – 2016 TruckTrend Truck of the Year

## Buick

- NHTSA 2015 5-Star Overall Vehicle Score for Safety

**Award-winning product portfolio is the cornerstone of a fundamentally better managed business**

GENERAL MOTORS
50

# GM Evolution: Focusing On Profitable Growth

**Period of reorganization, including development of new capabilities post economic crisis**

**New leadership establishing track record of delivering results while putting the customer at the center of all we do**

**Focus on driving shareholder value while leading the transformation of personal mobility**

**2008**
- The Great Recession & economic crisis

**2009**
- **Reorganized as General Motors Company**
- Acquired AmeriCredit to re-establish customer financing capabilities, later renamed as GM Financial

**2010**
- Initial Public Offering

**2012**
- Pension de-risking; settled $28B of pension obligations

**2013**
- U.S. Treasury sells last remaining stake in GM stock
- Mary Barra elected as CEO

**2014**
- Established first dividend as new company

**2015**
- Initial $5B share repurchase program & dividend increase, communicates capital allocation framework
- 3rd consecutive year of record global sales
- Increased dividend 2nd consecutive year & upsized share repurchase program to $9B

**2016**
- Investing in future of mobility through alliance with Lyft, acquisition of Cruise Automation & creation of Maven
- Announced 3rd authorization of $5B of share repurchases

**2017**
- Record 2016 CY earnings; completed initial $5B share repurchase program
- Announced an agreement under which GM's Opel/Vauxhall subsidiary and GM Financial's European operations will join the PSA Group

**Record Financial Results Providing Resources To Drive Future**

GENERAL MOTORS

51

GM is Growing Faster than the Industry Adjacent businesses fueling growth 2013–2016 CAGR (Revenue adjusted for FX)

We Have Made Bold Global Decisions to Improve Profitability And continue to deploy capital where it will generate strong returns Chevy Europe Opel/Vauxhall Russia Australia (mfg) Thailand Indonesia Brazil Corrective Action

additional materials Executive compensation aligned with shareholder interests

Executive Compensation: Program Evolution Leading to Greater Shareholder Alignment in 2017 We have enhanced our executive compensation program to further align with our strategic priorities and reward long-term business success

Performance-Based Compensation STIP The 2017 STIP continues a focus on important financial measures and individual performance, the total payout will be 0% to 200% of target based on actual performance against pre-established goals. The Compensation Committee will determine individual performance using a rigorous assessment process measuring performance against pre-established operational and other measures. LTIP The key changes to the 2017 LTIP include stock options replacing time-based RSUs as a way to further align our most senior leaders with our shareholders interest in stock price appreciation. Additionally, the Company changed PSU performance measures from ROIC-Adjusted with a global market share modifier to Relative ROIC-Adjusted (50% of total LTIP) and Relative TSR (25% of total LTIP) against OEMs in the Dow Jones Automobiles and Parts Titans 30 Index, listed below. Changes to the STIP and LTIP for 2017 (based on feedback and discussions with investors) Named executive officers are focused on optimizing long-term financial returns for our shareholders 2016-2018 LTIP Performance Measures for NEOs

Important Information Cautionary Note on Forward-Looking Statements: This document may include forward-looking statements. These statements are based on current expectations about possible future events and thus are inherently uncertain. Our actual results may differ materially from forward-looking statements due to a variety of factors, including: (1) our ability to deliver new products, services and experiences that attract new, and are desired by existing, customers and to effectively compete in autonomous, ride-sharing and transportation as a service; (2) sales of full-size pick-up trucks and SUVs, which may be affected by increases in the price of oil; (3) the volatility of global sales and operations; (4) aggressive competition, including the impact of new market entrants; (5) changes in, or the introduction of novel interpretations of, laws, regulations or policies particularly those relating to free trade agreements, tax rates and vehicle safety and any government actions that may affect the production, licensing, distribution, pricing, or selling of our products; (6) our joint ventures, which we cannot operate solely for our benefit and over which we may have limited control; (7) compliance with laws and regulations applicable to our industry, including those regarding fuel economy and emissions; (8) costs and risks associated with litigation and government investigations; (9) compliance with the terms of the Deferred Prosecution Agreement; (10) our ability to maintain quality control over our vehicles and avoid recalls and the cost and effect on our reputation and products; (11) the ability of suppliers to deliver parts, systems and components without disruption and on schedule; (12) our dependence on our manufacturing facilities; (13) our ability to realize production efficiencies and cost reductions; (14) our ability to successfully restructure operations in various countries; (15) our ability to manage risks related to security breaches and other disruptions to vehicles, information technology networks and systems; (16) our ability to develop captive financing capability through GM Financial; (17) significant increases in pension expense or projected pension contributions; (18) significant changes in the economic, political, and regulatory environment, market conditions, and foreign currency exchange rates; and (19) uncertainties associated with the consummation of the sale of Opel/Vauxhall to the PSA Group, including satisfaction of the closing conditions. A further list and description of these risks, uncertainties and other factors can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and our subsequent filings with the Securities and Exchange Commission. GM cautions readers not to place undue reliance on forward-looking statements. GM undertakes no obligation to update publicly or otherwise revise any forward-looking statements. Non-GAAP Measures: See our Form 10-K and Form 10-Q reports filed with the SEC for a description of certain non-GAAP measures used by GM, including EBIT-adjusted, EPS-diluted adjusted, ROIC-adjusted, and adjusted automotive free cash flow, along with a description of various uses for such measures. Our calculation of these non-GAAP measures are set forth within these reports and may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

Important Additional Information Regarding Proxy Solicitation General Motors Company (“GM”) has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for GM’s 2017 Annual Meeting. GM, its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of GM’s directors and executive officers and their respective interests in GM by security holdings or otherwise is set forth in the definitive proxy statement. Details concerning the nominees of GM’s Board of Directors for election at the 2017 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the definitive proxy statement and other relevant documents filed by GM free of charge from the SEC’s website, www.sec.gov. GM’s shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed by GM by directing a request by mail to GM Shareholder Relations at General Motors Company, Mail Code 482-C23-D24, 300 Renaissance Center, Detroit, Michigan 48265 or by email to shareholder.relations@gm.com, by calling GM’s proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-825-8964, or from the investors section of GM’s website, http://www.gm.com/investors.

Select Supplemental Financial Information

# Reconciliation of EBIT-adjusted and EPS-diluted-adjusted

| ($B, except Margin and EPS) | 2013 | 2014 | 2015 | 2016 |
|---|---|---|---|---|
| **Net income attributable to stockholders** | **5.3** | **3.9** | **9.7** | **9.4** |
| **Subtract:** | | | | |
| Automotive Interest Expense | (0.3) | (0.4) | (0.4) | (0.6) |
| Automotive Interest Income | 0.2 | 0.2 | 0.2 | 0.2 |
| Gain (loss) on extinguishment of debt | (0.2) | 0.2 | 0.4 | — |
| Income Tax Benefit (Expense) | (2.1) | (0.2) | 1.9 | (2.4) |
| | | | | |
| **Add Back Special Items[1]:** | | | | |
| Ignition switch recall and related legal matters | — | 0.4 | 1.8 | 0.3 |
| Recall campaign catch-up adjustment | — | 0.9 | — | — |
| Thailand asset impairments | — | 0.2 | 0.3 | — |
| Venezuela currency devaluation and asset impairment | 0.2 | 0.4 | 0.7 | — |
| Russia exit costs and asset impairment | — | 0.2 | 0.4 | — |
| Goodwill impairment charges | 0.4 | 0.1 | — | — |
| Korea wage litigation | (0.6) | — | — | — |
| Holden asset impairments | 0.5 | — | — | — |
| India asset impairments | 0.3 | — | — | — |
| Chevrolet Europe exit costs | 0.6 | — | — | — |
| Gain on sale of equity investment in Ally Financial | (0.5) | — | — | — |
| Other | (0.1) | 0.1 | — | — |
| **Total Special items** | **0.8** | **2.3** | **3.2** | **0.3** |
| **EBIT-Adjusted** | **8.6** | **6.5** | **10.8** | **12.5** |
| Costs related to Recall | | 2.8 | | |
| **Core Operating Performance** | **8.6** | **9.3** | **10.8** | **12.5** |
| Net Revenue | 155.4 | 155.9 | 152.4 | 166.4 |
| **EBIT-Adjusted Margin from Core Operations** | **5.5%** | **6.0%** | **7.1%** | **7.5%** |
| *EBIT-Adjusted Margin* | *5.5%* | *4.2%* | *7.1%* | *7.5%* |
| | | | | |
| **Diluted earnings per common share** | **2.38** | **1.65** | **5.91** | **6.00** |
| Adjustments | 1.11 | 1.73 | 1.68 | 0.19 |
| Tax effect of adjustments | (0.03) | (0.33) | (0.13) | (0.07) |
| Tax adjustments | (0.28) | — | (2.44) | — |
| Impact of costs related to recall | — | 1.07 | — | — |
| **EPS-Diluted-Adjusted from Core Operations** | **3.18** | **4.12** | **5.02** | **6.12** |
| *EPS-Diluted-Adjusted* | *3.18* | *3.05* | *5.02* | *6.12* |

[1] Included in operating income

60

Reconciliation of Adjusted Automotive Free Cash Flow ($B) 2013 2014 2015 2016 Automotive Operating Cash Flow 11.0 10.1 10.0 14.3 Less: Capital Expenditures (7.5) (7.0) (7.8) (9.4) Adjustments¹ 0.2 — — 2.0 Adj. Automotive Free Cash Flow 3.7 3.1 2.2 6.9 Recall Related² — 1.6 2.5 — Adj. Automotive Free Cash Flow - Excluding Recall 3.7 4.7 4.8 6.9 1 Additional information on adjustments available in respective Form 10-K or 10-Q 2 Incremental costs related to 2014 ignition switch recall Note: Results may not sum due to rounding

Reconciliation of ROIC-adjusted ($B) 2012 2013 2014 2015 2016 Numerator: Net income attributable to stockholders 6.2 5.3 3.9 9.7 9.4 Subtract: Automotive Interest Expense (0.5) (0.3) (0.4) (0.4) (0.6) Automotive Interest Income 0.3 0.2 0.2 0.2 0.2 Gain (loss) on extinguishment of debt (0.3) (0.2) 0.2 0.4 — Income Tax Benefit (Expense) 34.8 (2.1) (0.2) 1.9 (2.4) Special Items1 (36.1) (0.8) (2.3) (3.2) (0.3) EBIT-Adj. 7.9 8.6 6.5 10.8 12.5 Denominator: Average Equity 40.3 39.5 41.3 37.0 43.6 Add: Average automotive debt and interest liabilities (excluding capital leases) 4.2 5.0 6.8 8.1 10.0 Add: Average automotive net pension & OPEB liability 33.3 32.6 26.6 28.3 24.5 Less: Average fresh start accounting goodwill (20.5) (0.5) (0.1) - - Less: Average automotive net income tax asset (8.3) (34.1) (32.4) (33.6) (34.8) ROIC-Adj. average net assets 49.0 42.5 42.2 39.8 43.3 ROIC-Adj. 16.0% 20.2% 15.4% 27.2% 28.9% Recall Related2 - - 5.4% - - ROIC-Adj. (Excluding Recall) 16.0% 20.2% 20.8% 27.2% 28.9% ROE 15.3% 13.5% 9.6% 26.2% 21.6% 1 Included in operating income 2 Additional information on adjustments can be found in filed 10-K Results may not sum due to rounding